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                                                                   EXHIBIT 10.28



                               SUBLEASE AGREEMENT
                               ------------------

          THIS SUBLEASE AGREEMENT is made as of January 24, 1997 between William Eddy, whose address is 2055 West Stadium Boulevard, Ann Arbor, Michigan, 48103 ("Sublandlord"), and Geerlings & Wade, Inc., a Massachusetts corporation, whose address is 960 Turnpike Street, Canton, Massachusetts, 02021 ("Subtenant").

                                    RECITALS

          A. Pursuant to the terms of a Lease Agreement dated December 29, 1994, Sublandlord has leased Property described as Lot 3 Assessor's Plat #45 commonly known as 2055 West Stadium and 1902 - 1904 Federal Street, Ann Arbor, Michigan 48104 from NBD Bank, as Trustee of James O'Kane, Irrevocable Trust under agreement dated 8/13/65 (the "Landlord").

          B. Sections of a true copy of the Lease Agreement, are attached hereto as Exhibit B (the "Lease").

          C. Subtenant wishes to sublease from Sublandlord 1902 Federal Street (the "Premises") as depicted in Exhibit A (all of 1902).


          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

          1. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hires the Premises from Sublandlord, on the terms and subject to the covenants and conditions contained in the Lease, except as varied by this Sublease. Subtenant will use and occupy the Premises for retail wine mail order distribution and incidental walk-in retail sales, as well as the off premises storage of wine and retail merchandise.

          2. The term of this Sublease shall commence September 1, 1996 and shall continue for a period of three years. Subtenant shall return Premises in good condition and order as at the commencement of the term, reasonable wear and tear, damage by fire and other casualty and eminent domain takings excepted. "Sublease year" shall mean the 12-month period beginning on September 1 of each year and ending on the following August 31. The first Sublease year is September 1, 1996 through August 31, 1997.

          3. The annual rent for the first three Sublease years of the Sublease shall be the sum of $45,050.00 in lawful money of the United States, payable in advance, on the first day of each month in equal monthly installments of $3,754.17. A late payment fee of five (5%) percent of any monthly installment more than ten (10) days past due may be imposed upon Subtenant if imposed upon Sublandlord by Landlord.

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          The rent will be paid to Sublandlord at the office of Sublandlord designated on page one of this Sublease Agreement, or at such other place as Sublandlord may subsequently designate in writing.

          4. So long as Subtenant is not then in default after the expiration of applicable notice, grace and cure periods, and this Sublease is still in effect, Subtenant will have the option to renew the term of this Sublease directly with the Sublandlord, under the same terms and conditions of this lease, for one (1) additional term of three (3) years at the monthly rental set forth above plus the additional sum of Two Hundred Twenty ($220.00) Dollars per month. If Subtenant desires to exercise such option, it shall do so by giving Landlord and Sublandlord written notice thereof not later than one hundred twenty (120) days prior to the expiration of the term of this Sublease.

          5. Nothing herein provided to the contrary, the Subtenant reserves the right to terminate this lease, without any further obligation to Sublandlord, effective December 31, 1997, provided that the Subtenant gives the Sublandlord written notice of its intention to terminate this lease no later than September 30, 1997. Further, the Subtenant shall have the right to terminate this lease, without any further obligation to Sublandlord, effective August 31, 1999, provided that the Subtenant has given the Sublandlord actual notice of its intent to terminate the lease effective August 31, 1999 on or before May 31, 1999.

          6. All of the terms, covenants and conditions (except as modified by this instrument or inconsistent herewith) which are to be observed or performed by Sublandlord as tenant under the Lease or which are to be observed or performed by Landlord under the Lease are incorporated herein by reference and imposed on Subtenant and Sublandlord, respectively, with the same force and effect as though fully set forth herein. Except where inconsistent with this Sublease Agreement, wherever the word "Landlord" appears in the Lease, the word "Sublandlord" shall be substituted, and wherever the word "Tenant" appears in the Lease, the word "Subtenant" shall be substituted.

          7. All of the terms and conditions contained in the lease in Exhibit B are incorporated herein except for paragraphs 3, 13, 14, 20, 36, 37, 38 (paragraph 4 through end), 41, 42 and 44, as terms and conditions of this Sublease (with each reference therein to landlord and tenant to be deemed to refer to Sublandlord and Subtenant) and along with the terms and conditions set forth in this Sublease, shall be the complete terms and conditions of this Sublease.

          8. Subtenant will be responsible for compliance with all of Sublandlord's obligations if and to the extent such Sublandlord's obligations under the Lease are incorporated in this Sublease and Sublandlord will be responsible for compliance with all of Landlord's obligations under the Lease except as provided herein or elsewhere in this Sublease:

          a) Subtenant shall not assign this Sublease or any interest therein nor sublet the demised premises or any part thereof or any right or privilege appurtenant thereto

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               nor permit the occupancy or use of any part thereof by any person, except in the case of a sale or merger of the Subtenant's business, complete or partial, in which case, the obligations and responsibilities shall continue to bind both Sublandlord and Subtenant's successor for purposes of this Sublease and paragraph 8 in Exhibit B, without Sublandlord's consent, which will not be unreasonably withheld. Except as provided in the immediately preceding sentence, any such assignment, further subletting, occupancy or use without the prior written consent of the Sublandlord shall at the option of the Sublandlord terminate the Sublease.

          b) The Premises will be used for retail specialty food and wine distribution as defined under the provisions of a Specialty Designated Merchant (SDM) license, as well as the off premise storage of retail merchandise and wine.

          c) Should the Premises or the building of which it is part be destroyed to the extent of more than one-half (1/2) the value thereof, the Subtenant may terminate this Sublease forthwith by written notice to Sublandlord.

          d) Sublandlord agrees to clean and wash the Premises prior to occupancy. Sublandlord warrants that the existing wall AC unit, heating, electrical and fixtures are in good working order. Sublandlord agrees that if equipment specified above is not in good working condition repairs to such equipment as well as any other part of the Premises will be performed promptly, at its expense. Sublandlord agrees to perform or cause to be performed prior to occupancy by subtenant the following repairs: replace any burned out or broken light fixtures, repair any damaged or non-working fixtures. Sublandlord will also fill in hole in wall. All such repairs shall be done in a good and workmanlike manner. Subtenant shall be responsible for all future improvements and repairs to the demised premises except the exterior four walls and roof which shall remain the responsibility of the Sublandlord. Provided, however, subtenant shall be responsible for all repairs to the roof occasioned by the installation or repair of its roof top AC unit.

          e) If damages result to Subtenant or its property due to the negligence of the Sublandlord, its agents, contractors or employees, Sublandlord shall indemnify and hold Subtenant harmless from all costs and expenses resulting from such damages.

          f) Sublandlord shall be responsible for maintaining or causing Landlord to maintain fire and hazard insurance on the Premises and shall provide Subtenant with written proof that the Premises is insured at all times, and that the Subtenant is a named insured, if such proof is available to Sublandlord, or Sublandlord shall request of Landlord that such proof be provided. Subtenant shall obtain its own contents and liability insurance.

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          g)   Provided that Subtenant is not then in material default hereunder after the expiration of applicable notice, grace and care periods, should Sublandlord fail to perform any of its obligations under this Sublease, Subtenant shall have the right but not the obligation to exercise all of the rights of Sublandlord that are part of this sublease. Sublandlord shall reimburse Subtenant within 10 days of demand all costs and expenses incurred in performing Sublandlord's obligations.

          9. Sublandlord warrants that is in lawful possession of the Premises and that it has the right to enter in this Sublease for the term specified herein and its extension. Sublandlord agrees that it will pay the rent and do all things necessary to keep the Lease in full force and effect and will not modify or amend the Lease without Subtenant's consent. Sublandlord further agrees that Subtenant's financial obligations to Sublandlord may be met by Subtenant's paying the Landlord directly in the event that Sublandlord shall fail to do so.

          10. If, for any reason, Subtenant is notified by Landlord of any breach by it of the terms, covenants or conditions contained in the Lease, Subtenant agrees to notify Sublandlord in writing of said notice, stating therein the grounds for the claimed breach. Subtenant shall promptly cure said breach and shall promptly provide to Sublandlord written evidence of said cure.

          11. If, for any reason, Sublandlord is notified by Landlord of any breach by it of the terms, covenants or conditions contained in the Lease, which by the terms of this Sublease are the obligations of Sublandlord to perform, Sublandlord hereby agrees to notify Subtenant in writing of said notice, stating therein the grounds for the claimed breach. Sublandlord shall promptly cure said breach and promptly provide to Subtenant written evidence of said cure.

          12. As between Sublandlord and Subtenant, the terms of this Sublease shall govern to the extent of any inconsistency between this Sublease and the Lease.

          13. All notices required hereunder will be given to one party by the other at the corporate address set forth on the first page hereof, or at any subsequent address that either party may furnish to the other party. Further, copies of all such notices shall be given to the respective attorneys for the parties as follows :

          Sublandlord:   James A. Fajen
                         Davis & Fajen, P.C.
                         320 N. Main Street, Suite 400
                         Ann Arbor, Michigan  48104-1127

          Subtenant:     Terrance P. Conlin
                         Conlin & Associates, P.C.
                         2455 S. Industrial, Suite G
                         Ann Arbor, Michigan  48104

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          14.  Upon execution of this Sublease an earnest money deposit of
Twelve Thousand Six Hundred ($12,600.00) Dollars will be paid by Geerlings & Wade, Inc. and be held in escrow by Peter Allen & Associates, Inc. Upon commencement of lease, the earnest money deposit shall be paid to the Sublandlord, after deduction of a real estate commission fee in the amount of Four Thousand Five Hundred Thirty Six ($4,536.00) Dollars payable to Peter Allen & Associates, Inc. The remaining Eight Thousand Sixty Four ($8,064.00) Dollars paid to the Sublandlord shall constitute payment of the 17th month's rent, and at the option to renew as set forth in Paragraph 4 of this Agreement is exercised, the 37th month's rent with the remaining amount constituting a security deposit. If the option to renew is not exercised by the Subtenant, then the payment attributable to the 37th month rent shall be retained by Sublandlord as additional rent for the first three year period of the Sublease period.

          15. Sublandlord warrants, to the best of his knowledge, that Premises are free of all Environmental Hazards and Hazardous Materials (as defined in the Lease), hazardous substances, however defined under applicable federal, state and local laws, and that Sublandlord will indemnify and hold harmless Subtenant for any environmental issues determined to be in existence prior to the commencement of this lease or that result from Sublandlord's, its agents and employees acts or omissions. Subtenant shall be obligated under the provisions of paragraph 38 (including paragraphs 4 through end) of Lease Agreement in Exhibit B should Subtenant, its agents or employees be determined to have caused any environmental damage during the term of its subtenancy.

          16. Subtenant is responsible for its separately metered gas and electric.

          17. Whenever either party shall breach or fail to perform any of the covenants or provisions of this Sublease, and such breach and failure shall cause either party to incur any damages or expenses whatsoever, then and in that event such damages or expenses so incurred by either party with interest thereon at the maximum rate allowed by law including costs and reasonable attorney's fees, shall be due forthwith upon notice thereof as additional rent or prepayment of rent.

          18. If (i) Subtenant shall fail to pay the rent or any other amount required to be paid hereunder by the Subtenant to the Sublandlord when the same becomes due and payable under the terms of this Sublease, and such rent or other amount shall remain unpaid for a period of ten (10) days after the date such amount is due or (ii) if Subtenant shall fail to perform any other duty or obligation imposed on it by this Sublease and such default shall continue for a period of thirty (30) days after written notice thereof is given to the Subtenant by the Sublandlord, or for any unreasonable period of time if thirty
(30) days is not sufficient time necessary to repair, remedy or correct such default, then Sublandlord may declare an event of default under this Sublease and Sublandlord shall have all rights and remedies provided in law or in equity.

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          IN WITNESS WHEREOF, the parties have signed this Sublease Agreement as of the date first written above.

                                    Sublandlord

                                    /s/ William Eddy
                                    ------------------------------
                                    William Eddy

                                    Subtenant

                                    Geerlings & Wade, Inc.

                                    /s/ David R. Pearce
                                    ------------------------------
                                    By: David R. Pearce
                                    Its: Vice President and Chief
                                         Financial Offcer

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                              CONSENT BY LANDLORD

   NBD Bank, as Trustee of James O'Kane Irrevocable Trust, under agreement dated 8/13/65 (hereinafter "Landlord") consents to that certain Sublease Agreement made as of June __, 1995 by and between William Eddy (hereinafter "Sublandlord") and Geerlings & Wade, Inc. (hereinafter "Subtenant"); a copy of which is attached hereto; subject to the following conditions: (i) Sublandlord and Subtenant, as applicable, shall submit the detailed plans and specifications for the renovations of the leased premises described in Section 7(d) of the Sublease Agreement to Landlord for its approval prior to undertaking any such renovation, and (ii) Landlord will not unreasonably withhold its approval of such plans and specifications. This Consent by Landlord applies only to the terms of the Sublease Agreement attached hereto, and Landlord's consent does not extend to any modifications, revisions, alterations or amendments to the Sublease Agreement. Landlord expressly reserves its right to approve or disapprove any and all modifications, revisions, alterations or amendments to the Sublease Agreement, or other changes to the terms thereof.

  Landlord hereby acknowledges that as of the date of this Consent, William Eddy d/b/a Custom Sound and Communication (hereinafter"Lessee") is not in default under Lease Agreement made December 29, 1994 between Landlord and Lessee; said Lease Agreement.












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has not been amended since first executed and delivered and continues in full force and effect.

  In the event the Lease Agreement is terminated in accordance with its provisions prior to the expiration of its lease term because of Lessee's default thereunder, and further provided that Subtenant is then not in default under the Sublease Agreement between William Eddy and Geerlings & Wade, Inc., Subtenant may enter into a lease agreement directly with Landlord for the remainder of the term of said Sublease Agreement upon the same terms and conditions as are set forth in said Sublease Agreement (with Landlord as the Lessor and Subtenant as the lessee) except that Subtenant shall, in addition, agree to be bound by, and shall comply with, the terms of paragraphs 14 and 36 of the Lease Agreement.


Date: July 5, 1995
      -------------                  NBD BANK, as Trustee of James O'Kane
                                     Irrevocable Trust, under agreement
                                     dated 8/13/65 and not otherwise

                                     By    /s/ Bruce C. Anderson
                                       ------------------------------
                                             Bruce C. Anderson

                                        Its Assistant Vice President
                                            -------------------------